EXHIBIT (j)


                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Custodian; Counsel; Auditors" and to the use of our report dated April 14, 2000, included in this Registration Statement (Form N-1A) and related Prospectus of the Large Cap Growth Portfolio, Technology Portfolio and International Fund of the First American Insurance Portfolios, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 under the Securities Act of 1933 (Registration No. 333-93883) and Amendment No. 3 under the Investment Company Act of 1940 (Registration No. 811-09765).




                                        ERNST & YOUNG LLP

Minneapolis, Minnesota
April 18, 2000

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                         REPORT OF INDEPENDENT AUDITORS


The Shareholder and Board of Directors
First American Insurance Portfolios, Inc.


We have audited the accompanying statements of assets and liabilities of the First American Insurance Portfolios, Inc. (comprised of the Large Cap Growth, Technology and International Portfolios) as of April 14, 2000 and the related statements of operations for the period from August 27, 1999 (organization of the Portfolios) to April 14, 2000. These financial statements are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of cash in bank on demand deposit as of April 14, 2000, by correspondence with the bank. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting the First American Insurance Portfolios, Inc. at April 14, 2000 and the results of their operations for the period from August 27, 1999 to April 14, 2000, in conformity with accounting principles generally accepted in the United States.



Minneapolis, Minnesota
April 14, 2000